EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56260, 333-56256, 333-54272, 333-43648 and
333-43578) of VINA Technologies, Inc. of our report dated June 22, 2001 relating to the financial statements of Woodwind Communications Systems, Inc. which appears in the Current Report on Form 8-K of VINA Technologies, Inc. dated February 27, 2001.


/s/ PricewaterhouseCoopers LLP

McLean, Virginia
June 26, 2001